UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 10, 2023

SURO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue

12th Floor

New York, NY 10019

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 931-6331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SSSS	Nasdaq Global Select Market
6.00% Notes due 2026	SSSSL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On October 10, 2023, SuRo Capital Corp. (“SuRo Capital” or the “Company”) issued a press release containing preliminary estimates of its results for the third quarter ended September 30, 2023 (the “Press Release”). A copy of the Press Release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

The information disclosed under this Item 2.02, including the information set forth in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01.	Other Events.

Preliminary Estimates and Investment Portfolio Update

On October 10, 2023, the Company disclosed the following information in the Press Release.

Preliminary Estimates of Results for the Quarter Ended September 30, 2023

As previously reported, SuRo Capital’s net assets totaled approximately $186.7 million, or $7.35 per share, at June 30, 2023, and approximately $221.8 million, or $7.83 per share, at September 30, 2022. As of September 30, 2023, SuRo Capital’s net asset value is estimated to be between $8.15 and $8.65 per share.

As of September 30, 2023, there were 25,209,108 shares of the Company’s common stock outstanding.

Investment Portfolio Update

As of September 30, 2023, the Company held positions in 39 portfolio companies – 34 privately held and 5 publicly held, excluding short-term U.S. treasuries.

During the three months ended September 30, 2023, the Company made the following new and follow-on investments, excluding short-term U.S. treasuries:

Portfolio Company	Investment	Transaction Date	Amount
FourKites, Inc.	Common Shares	Various	$5.8 million
Shogun Enterprises, Inc. (d/b/a Hearth)	Series B-4 Preferred	7/12/2023	$0.5 million
Stake Trade, Inc. (d/b/a Prophet Exchange)(1)	Simple Agreement for Future Equity (SAFE)	7/26/2023	$1.0 million

(1)	Investment made through SuRo Capital Sports, LLC.

During the three months ended September 30, 2023, the Company exited or received proceeds from the following investments, excluding short-term U.S. treasuries:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Loss
Nextdoor Holdings, Inc.(2)	Various	589,996	$3.09	$1.8 million	$(1.4 million)
Residential Homes For Rent, LLC (d/b/a Second Avenue)(3)	Various	N/A	N/A	$0.3 million	$--

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of September 30, 2023, SuRo Capital held 262,420 remaining Nextdoor Holdings, Inc. public common shares.
(3)	During the three months ended September 30, 2023, approximately $0.3 million was received from Residential Homes For Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, approximately $0.3 million repaid a portion of the outstanding principal and the remainder was attributed to interest.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of the Company. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its third quarter ended September 30, 2023 results in November 2023.

Forward-Looking Statements

Statements included herein, including statements regarding the Company’s beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements." The Company cautions that any forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause the Company’s actual results to differ from management's current expectations, are contained in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release dated October 10, 2023*
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The press release attached hereto as Exhibit 99.1 is “furnished” and not “filed,” as described in Item 2.02 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2023	SURO CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary